Exhibit 10.41

PRIVATEBANCORP, INC.

FORM OF AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, is entered into and effective as of December 29, 2011, by and between PrivateBancorp, Inc., a Delaware corporation (the “Company”), and the undersigned employee (“Grantee”) of the Company and/or Subsidiary.

1. Purpose. The Company is of the view that Grantee may be among the top five most highly compensated employees (as defined under Troubled Asset Relief Program, “MHCE”) for 2012. Under applicable TARP regulations, with some exceptions, the top five MHCE’s may only receive incentive payments in the form of TARP-compliant restricted stock that has a minimum two-year service period and which is subject to a mandatory holding period. Vesting of option awards while Grantee is among the top five MHCEs will be deemed incentive compensation under TARP regulations and, if not in the form of TARP-compliant restricted stock, cannot occur during such time. The Option Award (as defined below) is currently scheduled to vest, by its terms, in equal installments on April 1, 2012, April 1, 2013 and April 1, 2014. Unless amended, the portions of the Option Award that are scheduled to vest if and while Grantee is among the top five MHCEs would expire due to TARP regulations. To comply with these requirements, in recognition of Grantee’s contributions to the Company during 2011, and to continue to align Grantee’s interests with those of the Company’s stockholders, the Company does not want Grantee to lose the benefit of the Option Award. As a result, the Company has determined to accelerate the vesting schedule of the Option Award so that 100% of the Option Award will vest on December 29, 2011. In consideration of the foregoing and the mutual promises and agreements set forth in this Amendment Agreement, the Company and Grantee covenant and agree as follows.

2. Agreements Affected. This Amendment Agreement amends that certain Stock Option Agreement evidencing nonqualified stock option awards (permitting Grantee to purchase              shares of the Company’s common stock at an exercise price of $14.99 per share) granted on April 1, 2011 under the Company’s 2007 Long-Term Incentive Compensation Plan and in effect on the date hereof (such agreement and award are referred to herein as the “Option Award”). Unless otherwise defined herein, capitalized terms used in this Amendment Agreement shall have the same meaning ascribed to them under the Option Agreement.

3. Amendment of Option Award. The provision of the Option Award setting forth the vesting dates of the Stock Options, as set forth on the Stock Option Certificate attached to the Option Award, is hereby deleted in its entirety and replaced with the following:

Vesting Dates	100% of the Option shall be exercisable on or after December 29, 2011, but prior to expiration.

4. Effect of this Amendment Agreement. Except as expressly provided for herein, this Amendment Agreement shall effect no amendment, change or modification whatsoever of or to the Option Award or any other compensation arrangement between the Company and Grantee. All other terms of the Option Award shall continue in full force and effect, including, without limitation, Section 4(b) thereof with respect to restrictions and limitations required by the TARP legislation, regulations and interpretations (as referred to therein). Nothing in this Amendment Agreement shall be construed as conferring any legal rights upon Grantee for a continuation of employment or a guarantee of receipt by Grantee of any amounts under the Option Award or pursuant to future equity awards, if any.

5. Electronic Signature. This Amendment Agreement may be executed in counterparts, each of which shall be an original and together shall constitute a single agreement. Such execution may be satisfied by procedures the Company has established or may establish from time to time for an electronic system for execution and delivery of any documents, including this Amendment Agreement. Grantee’s electronic signature, including, without limitation, “click-through” acceptance of this Amendment through a website maintained by or on behalf of the Company, is the same as, and shall have the same force and effect as Grantee’s manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services.

IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed as of the date and year first above written.

PRIVATEBANCORP, INC.

By:	Joan Schellhorn
Title:	Chief Human Resource Officer

GRANTEE

Name: